Exhibit 99.1

AOS GROUP INC.

FINANCIAL STATEMENTS AS OF DECEMBER 31, 2021 AND 2020

F-1

INDEPENDENT AUDITORS REPORT

Board of Directors and Stockholders

The AOS Group Inc.

Report on the Audit of the Financial Statements

Opinion

We have audited the financial statements of The AOS Group Inc. (the “Company”), which comprise the balance sheets as of December 31, 2021 and 2020, and the related statements of loss, changes in stockholders’ equity (deficit), and cash flows for the years then ended, and the related notes to the financial statements (the “financial statements”).

In our opinion, the accompanying financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021 and 2020, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audits in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of Company and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Substantial Doubt About the Entity’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has suffered recurring losses from operations, has a net capital deficiency, and has stated that substantial doubt exists about the Company’s ability to continue as a going concern. Management’s evaluation of the events and conditions and management’s plans regarding these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for one year after the date that the financial statements are issued.

Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists.

The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

In performing an audit in accordance with GAAS, we:

●	Exercise professional judgment and maintain professional skepticism throughout the audit.
●	Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.
●	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.
●	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.
●	Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control–related matters that we identified during the audit.

/s/ Macias Gini & O’Connell LLP

Irvine, California

January 24, 2023

F-2

AOS GROUP INC.

BALANCE SHEETS

	December 31,	December 31,
	2021	2020

ASSETS

Current Assets:
Cash and cash equivalents	$2,472,265	$6,690,747
Accounts receivable, net	958,646	812,595
Prepaid expenses and other assets	388,256	331,343
Inventory	1,831,650	945,219
Total Current Assets	$5,650,817	$8,779,904

Property and equipment, net	49,301	104,175
Intangibles, net	18,454	20,171
Total Assets	$5,718,572	$8,904,250

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities:
Accounts payable	$995,310	$745,915
Accrued liabilities	717,992	253,740
Total Current Liabilities	$1,713,302	$999,655

Total Liabilities	$1,713,302	$999,655

Commitments and Contingencies

Stockholders’ Equity:
Series A Preferred stock, $.0001 par value; 2,802,907 shares authorized; 2,802,907 shares issued and outstanding, at December 31, 2021 and December 31 2020, respectively	280	280
Series B-1 Preferred stock, $.0001 par value; 584,912 shares authorized; 584,912 shares issued and outstanding, at December 31, 2021 and December 31 2020, respectively	59	59
Series B-2 Preferred stock, $.0001 par value; 2,280,435 shares authorized; 2,280,435 shares issued and outstanding, at December 31, 2021 and December 31 2020, respectively	228	228
Common stock, $.0001 par value; 13,500,000 shares authorized at December 31, 2021 and 2020; 5,689,347 and 5,639,488 shares issued and outstanding, at December 31, 2021 and 2020, respectively	569	564
Additional paid in capital	18,882,778	18,796,319
Accumulated deficit	(14,878,644)	(10,892,855)
Stockholders’ Equity	$4,005,270	$7,904,595

Total Liabilities and Stockholders’ Equity	$5,718,572	$8,904,250

The accompanying notes are an integral part of these financial statements.

F-3

AOS GROUP INC.

STATEMENTS OF OPERATIONS

	For the Year Ended
	December 31, 2021	December 31, 2020

Revenue	$10,099,486	$9,172,534

Cost of goods sold	7,093,767	5,735,170

Gross profit	$3,005,719	$3,437,364

Operating Expenses:
Compensation expense	$1,493,084	$1,400,534
Marketing and advertising	3,402,645	2,980,389
Research and development	204,018	169,658
Professional fees	306,395	449,721
Selling, genereral and administrative	1,584,086	455,024
Total Operating Expenses	6,990,228	5,455,326

Loss from operations	(3,984,509)	(2,017,962)

Other expense:
Interest expense	(1,142)	221,367
Other expense	2,422	241,079
Total Other Expense	1,280	462,446

Loss before provisions for income taxes	$(3,985,789)	$(2,480,408)

Net Loss	$(3,985,789)	$(2,480,408)

The accompanying notes are an integral part of these financial statements.

F-4

AOS GROUP INC.

STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT)

FOR THE YEARS ENDED DECEMBER 31, 2021 AND 2020

					Additional				Stockholders’
	Preferred Stock		Common Stock		Paid-in	Treasury Stock		Accumulated	Equity
	Shares	Amount	Shares	Amount	Capital	Shares	Amount	Deficit	(Deficit)
Balance at December 31, 2019	-	$-	5,630,985	$563	$264	-	$-	$(8,412,447)	$(8,411,620)

Exercise of options	-	-	12,503	1	519	-	-	-	520

Series A preferred stock debt conversion	2,802,907	280	-	-	11,048,042	-	-	-	11,048,322

Series B-1 preferred stock debt conversion	584,912	59	-	-	1,603,996	-	-	-	1,604,055

Issuance of series B-2 preferred stock	2,280,435	228	-	-	6,118,332	-	-	-	6,118,560

Repurchase of treasury shares	-	-	(4,000)	-	-	4,000	-	-	-

Stock based compensation	-	-	-	-	25,166	-	-	-	25,166

Net loss	-	-	-	-	-	-	-	(2,480,408)	(2,480,408)

Balance at December 31, 2020	5,668,254	$567	5,639,488	$564	$18,796,319	4,000	$-	$(10,892,855)	$7,904,595

Exercise of options	-	-	49,859	5	10,934	-	-	-	10,939

Stock based compensation	-	-	-	-	75,525	-	-	-	75,525

Net loss	-	-	-	-	-	-	-	(3,985,789)	(3,985,789)

Balance at December 31, 2021	5,668,254	$567	5,689,347	$569	$18,882,778	4,000	$-	$(14,878,644)	$4,005,270

The accompanying notes are an integral part of these financial statements.

F-5

AOS GROUP INC.

STATEMENTS OF CASH FLOWS

FOR THE YEAR ENDED DECEMBER 31, 2021 AND 2020

	For the Twelve Months Ended
	December 31, 2021	December 31, 2020
Cash Flows Used In Operating Activities:
Net loss	$(3,985,789)	$(2,480,408)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock based compensation	75,525	25,166
Depreciation	54,874	53,364
Amortization	1,717	1,716
Changes in operating assets and liabilities:
Accounts Receivable	(146,051)	(809,742)
Prepaid Expenses and Other Assets	(56,913)	792,064
Inventory	(886,431)	(323,672)
Accounts Payable	249,395	(153,778)
Accrued liabilities	464,252	217,768

Net Cash Used In Operating Activities	(4,229,421)	(2,677,522)

Cash Flows Used In Investing Activities:
Purchase of Property and Equipment	-	(147,903)

Net Cash Used In Investing Activities	-	(147,903)

Cash Flows From Financing Activities:
Proceeds from exercise of stock options	10,939	520
Issuance of preferred stock	-	6,354,054

Net Cash Provided By Financing Activities	10,939	6,354,574

Net Increase (Decrease) In Cash	(4,218,482)	3,529,149

Cash - Beginning of Year	$6,690,747	$3,161,598

Cash - End of Year	$2,472,265	$6,690,747

Supplemental Cash Flow Information:
Cash paid for:
Interest paid	$-	$227,836
Income Taxes	$-	$-

Noncash investing and financing activities:
Conversion of convertible debt into preferred shares	$-	$12,416,883

The accompanying notes are an integral part of these financial statements.

F-6

AOS GROUP INC.

NOTES TO FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2021 AND 2020

NOTE 1 – ORGANIZATION AND DESCRIPTION OF BUSINESS

AOS Group, Inc. (“AOS” or the “Company”) was incorporated in the State of Delaware on September 20, 2017. AOS is a maker of premium body and skincare products engineered to power and protect athletes. AOS’s operations and headquarters are in Los Angeles, California.

On September 12, 2022, Starco Brands, Inc, (“STCB”) through its wholly-owned subsidiary Starco Merger Sub Inc. (“Merger Sub”), completed the acquisition (the “AOS Acquisition”) of AOS. The AOS Acquisition consisted of Merger Sub merging with and into AOS, with AOS being the surviving corporation. AOS is a wholly-owned subsidiary of STCB following the acquisition.

Throughout this report, the terms “our,” “we,” “us,” and the “Company” refer to AOS.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND RECENT ACCOUNTING PRONOUNCEMENTS

Basis of presentation

In the opinion of management, all adjustments necessary for the fair presentation of the financial statements have been included. Such adjustments are of a normal, recurring nature. The financial statements, and the accompanying notes, are prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Use of estimates

The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates include the fair value of stock based compensation and allowance for receivables. Actual results could differ from those estimates.

Concentrations of Credit Risk and Significant Risks and Uncertainties

We maintain our cash in bank deposit accounts, the balances of which at times may exceed federally insured limits. We continually monitor our banking relationships and consequently have not experienced any losses in our accounts. We believe we are not exposed to any significant credit risk on cash.

The COVID-19 pandemic and government steps to reduce the spread and address the impact of COVID-19 have impacted and may continue to impact our consumers’ ability to purchase and our ability to manufacture and distribute our products. While we believe that, in the long-term, consumer demand for the products in our categories will continue to be strong, uncertainties continue surrounding the timing and duration of the pandemic and the recovery from it. We expect the ongoing economic impact, health concerns associated with COVID-19 and supply chain disruptions to continue to impact consumer behavior, shopping patterns and consumption preferences during 2023. Although the COVID-19 global pandemic did not have a material impact on the Company’s performance in 2022, the Company cannot estimate its future impact.

Cash and Cash Equivalents

The Company considers all highly liquid investments with maturities of three months or less at the time of purchase to be cash equivalents. Cash and cash equivalents held at financial institutions may at times exceed insured amounts. The Company believes it mitigates such risk by investing in or through, as well as maintaining cash balances, with major financial institutions. The Company had $2,472,265 and $6,690,747 cash equivalents as of December 31, 2021 and 2020, respectively.

Accounts Receivable

Revenues that have been recognized but payment has not been received are recorded as accounts receivable. Losses on receivables will be recognized when it is more likely than not that a receivable will not be collected. An allowance for estimated uncollectible amounts will be recognized to reduce the amount of receivables to its net realizable value. The allowance for uncollectible amounts is evaluated quarterly. There were no allowances related to uncollectable amounts at December 31, 2021 and 2020 as the Company recorded all uncollectable items as a bad debt expense at the end of the period.

F-7

Fair value of financial instruments

The Company follows paragraph 825-10-50-10 of the FASB Accounting Standards Codification for disclosures about fair value of its financial instruments and paragraph 820-10-35-37 of the FASB Accounting Standards Codification (“Paragraph 820-10-35-37”) to measure the fair value of its financial instruments. Paragraph 820-10-35-37 establishes a framework for measuring fair value in accounting principles generally accepted in the United States of America (U.S. GAAP) and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, Paragraph 820-10-35-37 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels. The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. The three (3) levels of fair value hierarchy defined by Paragraph 820-10-35-37 are described below:

Level 1: Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

Level 2: Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

Level 3: Pricing inputs that are generally unobservable inputs and not corroborated by market data.

The carrying amount of the Company’s consolidated financial assets and liabilities, such as cash, prepaid expenses and accrued expenses approximate their fair value because of the short maturity of those instruments.

Revenue recognition

AOS earns its revenues through the sale of premium body and skincare products. Revenue from retail sales is recognized shipment to the retailer. Revenue from eCommerce sales, including Amazon Fulfillment by Amazon (“Amazon FBA”), is recognized upon shipment of merchandise and is measured based on the amount of consideration that we expect to receive, reduced by estimates for return allowances and promotional discounts.

The Company applies the following five-step model in order to determine this amount: (i) identification of the promised goods in the contract; (ii) determination of whether the promised goods are performance obligations, including whether they are distinct in the context of the contract; (iii) measurement of the transaction price, including the constraint on variable consideration; (iv) allocation of the transaction price to the performance obligations; and (v) recognition of revenue when (or as) the Company satisfies each performance obligation.

Stock-based Compensation

The Company accounts for stock-based compensation per the provisions of ASC 718, Share-based Compensation (“ASC 718”), which requires the use of the fair-value based method to determine compensation for all arrangements under which employees and others receive shares of stock or equity instruments (options and restricted stock units). The fair value of each option is estimated on the date of grant using a third-party valuation that uses a Black-Scholes model that makes assumptions for expected volatility, expected dividends, expected term, and the risk-free interest rate. The Company has not paid dividends historically and does not expect to pay them in the future. Expected volatilities are based on the volatility of comparable companies’ common stock. The expected term of awards granted is derived using estimates based on the specific terms of each award. The risk-free rate is based on the U.S. Treasury yield curve in effect at the time of grant for the period of the expected term. The grant date fair value of a restricted stock unit equals the estimated fair value of our common stock on the day of the grant date.

Preferred stock

In August 2020, the Company created new series of preferred stock entitled Series A Preferred Stock (“Series A”), Series B-1 Preferred Stock (“Series B-1”) and Series B-2 Preferred Stock (“Series B-2”). As of December 31, 2021 there were an aggregate of 5,668,254 preferred shares authorized. The preferred shares have equal rights to liquidation preference before the common shares. The Series A has an issue price of $3.94 per share and the Series B-1and Series B-2 has an issue price of $2.74 for any stock dividend, stock split, combination, or other similar recapitalization event with respect to the Preferred Stock.

The Company shall not declare, pay or set aside any dividends to preferred shareholders. If the Company declares a common share dividend to common shareholders, preferred shareholders will have priority to receive a dividend in the amount at least equal to the amount of the dividend on common shares. In the event of a liquidation event, Series B-1 and Series B-2 shares have first right, followed by Series A shares, followed by common stock. At all times, each share of Preferred Stock shall be convertible, at the option of the holder, into such number of fully paid and non-assessable shares of Common Stock.

The Company considered relevant guidance when accounting for the issuance of preferred stock and determined that the preferred shares meet the criteria for equity classification.

F-8

Intangible Assets

Indefinite-lived intangible assets consist of certain trademarks. These intangible assets amortized and tested for impairment annually or whenever impairment indicators exist.

The Company assesses potential impairment of its long-lived assets whenever events or changes in circumstances indicate that an asset or asset group’s carrying value may not be recoverable. Factors that are considered important that could trigger an impairment review include a current period operating or cash flow loss combined with a history of operating or cash flow losses and a projection or forecast that demonstrates continuing losses or insufficient income associated with the use of a long-lived asset or asset group. Other factors include a significant change in the manner of the use of the asset or a significant negative industry or economic trend. This evaluation is performed based on estimated undiscounted future cash flows from operating activities compared with the carrying value of the related assets. If the undiscounted future cash flows are less than the carrying value, an impairment loss is recognized, measured by the difference between the carrying value, and the estimated fair value of the assets, with such estimated fair values determined using the best information available and in accordance with FASB ASC Topic 820, Fair Value Measurements. There were no charges related to impairment during all periods presented.

Property and Equipment

Property and equipment is recorded at cost. Depreciation is computed using straight-line over the estimated useful lives of the related assets. Expenditures that enhance the useful lives of the assets are capitalized and depreciated. Maintenance and repairs are expensed as incurred. When properties are retired or otherwise disposed of, related costs and related accumulated depreciation are removed from the accounts. Depreciation expense was $54,874 and $53,364 for the years ended December 31, 2021 and 2020, respectively.

Leases

Leases are categorized at their inception as either operating or capital leases. Lease costs, including any rent holidays or other incentives, are recognized on a straight-line basis over the term of the lease.

The Company leases its corporate office (“AOS Lease”). The AOS Lease is classified as an operating lease and has a term of 2 years, for approximately 1,372 square feet of office space located in West Hollywood, California. The lease expires in September 2023 and has a monthly base rental of $7,564 which increases 4% each year. The remaining weighted average term is 1.75 years. In March 2022, the Company entered into a sublease, whereby, the sublessor will take over the entire AOS Lease office space and the lease payment until the completion of the original AOS Lease term.

Inventory

Inventory consists of premium body and skincare products. Inventory is measured using the first-in, first-out method and stated at average cost as of December 31, 2021. The value of inventories is reduced for excess and obsolete inventories. The Company monitors inventory to identify events that would require impairment due to obsolete inventory and adjust the value of inventory when required. We recorded no inventory impairment losses for the years ended December 31, 2021 and 2020.

Research and Development

Research and development activities are directed toward the development of new products and processes as well as improvements in existing products and processes. These costs, which primarily include salaries, contract services and supplies, are expensed as incurred. The Company expensed $204,018 and $169,658 for research and development costs for the years ended December 31, 2021 and 2020, respectively.

Income Taxes

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets, including tax loss and credit carry forwards, and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

The Company utilizes ASC 740, “Income Taxes,” which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the consolidated financial statements or tax returns. The Company accounts for income taxes using the asset and liability method to compute the differences between the tax basis of assets and liabilities and the related financial amounts, using currently enacted tax rates. A valuation allowance is recorded when it is “more likely-than-not” that a deferred tax asset will not be realized.

F-9

For uncertain tax positions that meet a “more likely than not” threshold, the Company recognizes the benefit of uncertain tax positions in the consolidated financial statements. The Company’s practice is to recognize interest and penalties, if any, related to uncertain tax positions in income tax expense in the consolidated statements of operations.

Recent accounting pronouncements

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842), which will supersede the existing lease guidance. The core principle of the guidance is that an entity should recognize the rights and obligations that arise from leases as assets and liabilities on the statement of financial position including leases that are classified as operating leases under existing GAAP. Further, the guidance requires additional disclosures, both qualitative and quantitative, to supplement the amounts recorded in the financial statements so that users can better understand the nature of the entity’s leasing activities. For all non-public entities, this guidance is effective for fiscal years beginning after December 15, 2021, and interim periods within fiscal years beginning after December 15, 2021. Early adoption is permitted. The Company plans to adopt this standard on January 1, 2022 using a modified retrospective approach.

In June 2022, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2022-03, Fair Value Measurement (Topic 820) (“ASU 2022-03”). The amendments in ASU 2022-03 clarify that a contractual restriction on the sale of an equity security is not considered part of the unit of account of the equity security and, therefore, is not considered in measuring fair value. The amendments also clarify that an entity cannot, as a separate unit of account, recognize and measure a contractual sale restriction. The amendments in this Update also require additional disclosures for equity securities subject to contractual sale restrictions. The provisions in this Update are effective for fiscal years beginning after December 15, 2024. Early adoption is permitted. The Company does not expect to early adopt this ASU. The Company is currently evaluating the impact of adopting this guidance on the condensed consolidated balance sheets, results of operations and financial condition.

The Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

NOTE 3 – GOING CONCERN

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has an accumulated deficit of $14.9 million at December 31, 2021 including the impact of its net loss of $4.0 million for the year ended December 31, 2021. Net cash used in operating activities was $4.2 million for the year ended December 31, 2021. The Company’s ability to continue with this trend is unknown. The Company’s ability to raise additional capital through the future issuances of common stock and/or debt financing is unknown. The obtainment of additional financing and the successful development of the Company’s contemplated plan of operations, to the attainment of profitable operations are necessary for the Company to continue operations. These conditions and the ability to successfully resolve these factors raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements of the Company do not include any adjustments that may result from the outcome of these aforementioned uncertainties. In consideration of the going concern, on September 12, 2022, the Company and its equity holders entered into a share purchase agreement with Starco Brands, Inc. (“Starco”), a Nevada corporation. As a result of the transaction, the Company became a wholly-owned subsidiary of Starco.

NOTE 4 – LEASES

Future minimum payments under non-cancelable leases for operating leases for the remaining terms of the leases following the six months ended June 30, 2022:

Fiscal Year	Operating Leases
2022	$91,759
2023	66,864
Total future minimum lease payments	158,623

F-10

NOTE 5 – PROPERTY AND EQIUPMENT

Property and equipment, net consist of the following:

December 31, 2021
Tools and equipment	$147,903
Computer equipment	8,220
Property and equipment, gross	156,123
Less: Accumulated depreciation	(106,822)
Property and equipment, net	$49,301

December 31, 2020
Tools and equipment	$147,903
Computer equipment	8,220
Furniture and fixtures	6,616
Property and equipment, gross	162,739
Less: Accumulated depreciation	(58,564)
Property and equipment, net	$104,175

Depreciation expense for the year ended December 31, 2021 and 2020 was $54,874 and $53,364, respectively.

NOTE 6 - INVENTORY

Inventories by major class are as follows:

	December 31, 2021	December 31, 2020
Inventory asset	$7,870	$-
Raw materials	317,532	99,012
Finished goods	1,437,974	826,108
Inventory in transit	68,274	20,099
Total inventory	$1,831,650	$945,219

NOTE 7 – INTANGIBLE ASSETS

Intangible assets, net consist of the following:

	December 31, 2021
	Gross
	Carrying	Accumulated
	Amount	Amortization	Net
Domain name	$25,750	$7,296	$18,454
Total intangible assets	$25,750	$7,296	$18,454

	December 31, 2020
	Gross
	Carrying	Accumulated
	Amount	Amortization	Net
Domain name	$25,750	$5,579	$20,171
Total intangible assets	$25,750	$5,579	$20,171

Amortization expense for the year ended December 31, 2021 and 2020 was $1,717 and $1,716, respectively.

F-11

As of December 31, 2021, future expected amortization expense of Intangible assets was as follows:

Fiscal Period:
2022	$1,717
2023	1,717
2024	1,717
2025	1,717
2026	1,717
Thereafter	9,869
Total amortization remaining	$18,454

NOTE 8 – STOCK OPTIONS

The Company enters into agreements with employees and consultants for services to be performed. As consideration for the services to be performed, the Company grants employees and consultants stock options to purchase common stock. The stock options vest over a 4 year term, except 2 awards that vest over a 3 year term. The stock options are valued using 409A valuations under an options pricing model using the assumption of a 0.16% risk-free interest rate, expected volatility of 67.00%, 0.00% dividend rate and an expected term of 3 years.

A summary of the status of the Company’s outstanding stock options and changes during the periods is presented below:

	Shares available to purchase with options	Weighted Average Exercise Price	Grant Date Fair Value
Outstanding, December 31, 2019	166,367	$0.94	$0.00
Issued	671,894	0.93	0.43
Exercised	(8,503)	0.06	0.00
Forfeited	(17,930)	0.13	0.01
Expired	-	-	-
Outstanding, December 31, 2020	811,828	$0.74	$0.34
Issued	27,895	0.94	0.45
Exercised	(49,859)	0.23	0.09
Cancelled	(126,039)	0.82	0.38
Expired	(21,970)	0.78	0.36
Outstanding, December 31, 2021	641,855	$0.72	$0.31

The compensation expense attributed to the issuance of the stock options is recognized as they are vested.

Total expense related to the stock options was $75,525 and $25,166 for the year ended December 31, 2021 and 2020, respectively, and is recorded as part of compensation expense.

NOTE 9 – STOCKHOLDER’S EQUITY

As of December 31, 2021 and 2020, the Company has 19 and 8 common stock shareholders who hold 5,689,347 and 5,639,488 shares of common stock, respectively.

As of December 31, 2021 and 2020, the Company has 11 Series A Preferred shareholders who hold 2,802,907 shares of Series A Preferred.

As of December 31, 2021 and 2020, the Company has 1 Series B-1 Preferred shareholder who holds 584,912 shares of Series B-1 Preferred.

As of December 31, 2021 and 2020, the Company has 15 Series B-2 Preferred shareholders who hold 2,280,435 shares of Series B-2 Preferred.

During the years ended December 31, 2021 and 2020, the Company did not pay any dividends or distribute any capital to shareholders.

On August 18, 2020 the Company converted an aggregate of $12,416,883 convertible debt into 2,802,907 shares of Series A Preferred and 584,912 shares of Series B-1 Preferred.

The Company incurred $131,340 of issuance costs related to the Preferred Stock issuance in the year ended December 31, 2020.

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NOTE 10 – RELATED PARTY TRANSACTIONS

For the years ended December 31, 2021 and 2020, the Company did not participate in any related party transactions with any director, officer, affiliate of the Company, any owner of record or beneficial ownership of more than 5% of any class of its voting securities.

NOTE 11 – COMMITMENTS & CONTINGENCIES

Office and Rental Property Leases

As of December 31, 2021, the Company had a non-cancellable commitment to pay $158,623 in lease payments through September 2023 (refer to Note 4 – Leases and Note 13 – Subsequent Events).

Legal

There are no material pending legal proceedings in which the Company is a party or in which any director, officer or affiliate of the Company, any owner of record or beneficially of more than 5% of any class of its voting securities, or security holder is a party adverse to us or has a material interest adverse to the Company.

NOTE 12 – INCOME TAXES

The Company identified their federal and California state tax returns as their “major” tax jurisdictions. The periods our income tax returns are subject to examination for these jurisdictions are 2016 through 2021. The Company believe their income tax filing positions and deductions will be sustained on audit, and they do not anticipate any adjustments that would result in a material change to their financial position. Therefore, no liabilities for uncertain tax positions have been recorded.

At December 31, 2021, we had available net operating loss carry-forwards for federal income tax reporting purposes of approximately $15,003,592 which are available to offset future taxable income. As a result of the Tax Cuts Job Act 2017, certain of these carry-forwards do not expire. We have not performed a formal analysis, but we believe our ability to use such net operating losses and tax credit carry-forwards is subject to annual limitations due to change of control provisions under Sections 382 and 383 of the Internal Revenue Code, which significantly impacts our ability to realize these deferred tax assets.

Our net deferred tax assets, liabilities and valuation allowance as of December 31, 2021 and 2020 are summarized as follows:

	Year Ended November 30,
	2021	2020
Deferred tax assets:
Net operating loss carryforwards	$5,066,900	$2,132,000
Changes in prior year estimates	-	-
Total deferred tax assets	5,066,900	2,132,000
Valuation allowance	(5,066,900)	(2,132,000)
Net deferred tax assets	$-	$-

We record a valuation allowance in the full amount of our net deferred tax assets since realization of such tax benefits has been determined by our management to be less likely than not. The valuation allowance increased $2,934,900 during the fiscal year ended December 31, 2021. The valuation allowance decreased $2,132,000 during the fiscal year ended December 31, 2020.

A reconciliation of the statutory federal income tax benefit to actual tax benefit for the years ended December 31, 2021 and 2020, is as follows:

	2021	2020
Federal statutory blended income tax rates	(21)%	(21)%
State statutory income tax rate, net of federal benefit	(7)	(7)
Incentive stock options	-	-
Change in valuation allowance	28	28
Other	(-)	(-)
Effective tax rate	-%	-%

NOTE 13 - SUBSEQUENT EVENTS

In March 2022, the Company entered into a sublease, whereby, the sublessor will take over the entire AOS Lease office space and the entirety of the lease payment until the completion of the original AOS Lease term.

On September 12, 2022, the Company and its equity holders entered into a share purchase agreement with Starco Brands, Inc., a Nevada corporation. As a result of the transaction, the Company became a wholly-owned subsidiary of Starco.

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